SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 14, 2006

DRESSER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32372	75-2795365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15455 Dallas Parkway, Suite 1100

Addison, Texas 75001

(Address of principal executive offices) (zip code)

(972) 361-9800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On April 14, 2006, Dresser, Inc. (the “Company”) entered into an amendment and waiver (“Amendment No. 14”) to its Credit Agreement dated as of April 10, 2001, as amended by Amendment Nos. 1 through 13 thereto and as modified by a Consent dated as of June 3, 2004 (as amended and modified, the “Credit Agreement”), among the Company, D.I. Luxembourg S.A.R.L., DEG Acquisitions, LLC, Dresser Holdings, Inc., the Subsidiary Guarantors party to the Credit Agreement and the lenders and agents named therein. Amendment No. 14 extends to September 30, 2006, the Company’s deadline for providing its senior secured lenders with audited financial statements for the fiscal year ended December 31, 2005 and unaudited financial statements for the fiscal quarters ended March 31, 2006 and June 30, 2006.

In addition, on April 14, 2006, the Company entered into a sixth consent and waiver (the “Sixth Consent and Waiver”) to its Senior Unsecured Term Loan Agreement, dated as of March 1, 2004, as modified by the First through Fifth Consents and Waivers thereto (as modified, the “Term Loan Agreement”), among the Company, D.I. Luxembourg S.A.R.L., DEG Acquisitions, LLC, Dresser Holdings, Inc., the Subsidiary Guarantors party to the Senior Unsecured Term Loan Agreement, and the lenders and agents named therein. The Sixth Consent and Waiver extends to September 30, 2006, the Company’s deadline for providing its lenders under the Senior Unsecured Term Loan Agreement with audited financial statements for the fiscal year ended December 31, 2005 and unaudited financial statements for the fiscal quarters ended March 31, 2006 and June 30, 2006.

Notwithstanding the foregoing arrangements, the Company has not been able to provide to the holders of its 9 3/8% senior subordinated notes its audited financial statements for the fiscal year ended December 31, 2005, as required by the Company’s Indenture, dated as of April 10, 2001, as amended, governing such notes. Although technically a default under the Indenture, the failure to file does not result in an Event of Default (as defined therein) unless and until (a) the Company receives a notice of default from the Trustee or the holders of at least 25% of the outstanding principal amount of the notes, and (b) the default has not been cured within a 30 day period after the Company’s receipt of the notice. As of the date hereof, the Company has not received any notice of default.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

4.1	Amendment No. 14 to and Waiver Under the Credit Agreement, dated April 14, 2006, among Dresser, Inc., D.I. Luxembourg S.A.R.L., DEG Acquisitions, LLC, Dresser Holdings, Inc., the Subsidiary Guarantors party to the Credit Agreement, the Lenders named therein and Morgan Stanley Senior Funding, Inc., as Administrative Agent.

4.2	Sixth Consent and Waiver under the Senior Unsecured Term Loan Agreement, dated April 14, 2006, among Dresser, Inc., the Guarantors (as defined therein), the Lenders named therein, and Morgan Stanley Senior Funding, Inc., as Administrative Agent.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2006	Dresser, Inc.

/s/ PATRICK M. MURRAY
Patrick M. Murray
Chief Executive Officer and Chairman of the Board

/s/ ROBERT D. WOLTIL
Robert D. Woltil
Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment No. 14 to and Waiver Under the Credit Agreement, dated April 14, 2006, among Dresser, Inc., D.I. Luxembourg S.A.R.L., DEG Acquisitions, LLC, Dresser Holdings, Inc., the Subsidiary Guarantors party to the Credit Agreement, the Lenders named therein and Morgan Stanley Senior Funding, Inc., as Administrative Agent.

4.2	Sixth Consent and Waiver under the Senior Unsecured Term Loan Agreement, dated April 14, 2006, among Dresser, Inc., the Guarantors (as defined therein), the Lenders named therein, and Morgan Stanley Senior Funding, Inc., as Administrative Agent.

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